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                                  EXHIBIT 23.1



Consent of Independent Public Accountants

      As independent public accountants, we hereby consent to the incorporation of our report on the consolidated statements of income, shareholders' equity and cash flows for the year ended December 29 ,1996 included in this Form 10-K into Personnel Group of America, Inc.'s previously filed registration statements on Form S-8 (File No. 333-19541 and 333-39361) and Form S-3 (File No. 333-31863).


                                                         /s/ Arthur Andersen LLP


Charlotte, North Carolina,
  April 5, 1999.